                                                                                        Exhibit 16.1
SALLEE & COMPANY, INC.
  CERTIFIED PUBLIC ACCOUNTANTS
____________________________________________________________________________________________________
                                           Member American Institute of Certified Public Accountants
                                           Member Private Companies Practice Session
                                           Member SEC Practice Session
                                           Member Indiana CPA Society

June 1, 2006

U.S. Securities & Exchange Commision
Office of Chief Accountant
100 F Street, NE
Washington DC  20549

Ladies and Gentlemen

We were previously the independent  auditors and accountants for The St. Lawrence Seaway Corporation and reported on their audited financial statements as of March 31, 2005 and 2004. On May 26, 2006 we resigned.

We have read The St. Lawrence Seaway  Corporation's  statements included under item 4.01 of its Form
8-K dated June 1, 2006, and we agree with the statements made by the Company.

Very truly yours,

/s/ Sallee & Company, Inc.
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            357 E.WINSLOW ROAD BLOOMINGTON INDIANA 47401 812-337-9771 (FAX) 812-336-5542
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         1509 J STREET, P.O. BOX 1148 BEDFORD INDIANA 47421 812-275-4444 (FAX) 812-275-3300